Exhibit 99.1

OPTICAL COMMUNICATION PRODUCTS, INC. REPORTS THIRD QUARTER RESULTS FOR FISCAL 2006 AND BROADENS ITS SENIOR MANAGEMENT TEAM

•	Third Quarter Revenues of $14.9 Million and a Net Loss of $437,000
•	Enhances Management Team with Philip F. Otto as CEO, Frederic T. Boyer as CFO and Dr. Muoi Van Tran as Chief Technology Officer

WOODLAND HILLS, CALIFORNIA – (Business Wire) – July 27, 2006 – Optical Communication Products, Inc. (NASDAQ NMS: OCPI), a leading manufacturer of optical subsystems and modules, today reported its financial results for the third quarter of fiscal year 2006, which ended on June 30, 2006.

Revenue for the third quarter was $14.9 million, an increase of 9.5% compared with revenue of $13.6 million during the comparable period in 2005, and a decrease of 18.7% compared with revenue of $18.3 million for the second quarter of 2006.

The net loss for the third quarter 2006 was $437,000, compared to net income of $468,000 for the same period in 2005, and net income of $2.1 million in the second quarter of 2006.  As the Company noted in April, third quarter revenues were expected to be less on a sequential basis due to a number of factors, including a shift in the mix of products sold this quarter and a reduction in the number of orders from some of its customers for reasons specific to their businesses.

The loss per diluted share for the third quarter of 2006 was $0.00 per share, compared with earnings per diluted share of $0.00 for the third quarter in 2005, and earnings per diluted share of $0.02 per share in the second quarter of 2006.  In addition, during the third quarter of 2006, the Company utilized approximately $400,000 of inventory in production that had previously been written down to zero.

Commenting on the Company’s financial results, Dr. Muoi Van Tran, OCP’s Chairman said:  “Our third-quarter revenue was in line with our expectations, though short of our ambitious long-term goals.  During the quarter, we announced the acquisition of GigaComm, which will position us as a major supplier in the highly important fiber-to-the-home (FTTH) market, give us a leading position in the advanced Japanese telecommunications market, and bring us critical mass in the global marketplace with a significant addition to revenues, technology, and manufacturing capability.”

In mid-July, OCP announced its agreement to purchase the stock of GigaComm Corporation, a Taiwan-based supplier of passive optical network (PON) FTTH components.  GigaComm is the top supplier of FTTH modules in Japan, which is the world’s largest FTTH market with nearly 5.5 million subscribers.  The acquisition is expected to close by the end of this summer.

Business Outlook and Revenue Guidance

For the fourth quarter of fiscal year 2006, ending September 30, 2006, the Company expects revenue to be within the range of $17 million to $19 million, excluding revenue from GigaComm.

Broadening the Management Team

OCP also announced that its Board of Directors has appointed Philip F. Otto President and Chief Executive Officer.  Mr. Otto had been serving as interim CFO since May of this year.  Additionally, Frederic T. Boyer has been named Senior Vice President and Chief Financial Officer.  Dr. Muoi Van Tran, OCP’s current Chairman, President and Chief Executive Officer remains Chairman of the Company and has also taken on the newly created position of Chief Technology Officer.

In addition, in accordance with the Company’s bylaws, the Board of Directors increased the authorized number of directors from seven to eight and appointed Mr. Otto to the Board.

“Phil’s roots in the fiber optic sector and his broad experience in the telecommunications industry make him the ideal choice to lead OCP as we extend our Company globally and make our product offerings more comprehensive,” Dr. Tran said.  “He was instrumental in our recent acquisition of GigaComm and keenly recognizes the importance of creating and sustaining a competitive advantage in the fast-growing, ever-changing telecommunications market.”

“Bringing in Phil to manage the Company’s daily operations and growth allows me to return my focus to long-term, strategic innovation, one of my passions and the reason I entered this industry more than 25 years ago,” Dr. Tran continued.

“We are off to a fast start in taking advantage of the strong platform Dr. Tran has built,” Otto said.  “Going forward, I can draw on a broad network of ongoing relationships in the global telecommunications industry and years of experience in the practicalities of bringing operations together and achieving successful integration.”

Earlier in his career, Mr. Otto was Chairman and CEO of Telco Systems, Inc., a publicly-traded fiber optics equipment company.  He holds a Bachelor of Science degree from Yale School of Engineering and an MBA from Harvard Business School.  He has been extensively involved with international telecommunication components suppliers and customers, particularly throughout Asia.

Newly appointed Chief Financial Officer Frederic T. Boyer joins OCP from Qualstar Corporation, a NASDAQ-traded data storage solutions company, where he served as Vice President and Chief Financial Officer.  At Qualstar, Mr. Boyer was responsible for the financial reporting, investor relations, and corporate compliance programs.

Mr. Boyer has previously served in senior financial positions at several other publicly-traded companies, including Accelerated Networks, Inc., ADC Telecommunications, Inc., and Computer Memories Incorporated.  Mr. Boyer holds Bachelor of Science degrees in economics and business administration/accounting and earned an MBA from Loyola Marymount University.

“Adding Fred to OCP’s senior management team is critical to our achieving our vision,” Dr. Tran added.  “We need seasoned managers not only to grow but also to maintain our historic financial strength and to guard our reputation as a company strongly oriented towards obtaining a return on invested capital.”

Dr. Tran will become OCP’s Chief Technology Officer and will retain his position as Chairman of the Board of Directors.  A co-founder of the Company, he has been serving as President since 1994, CEO since 1999, and Chairman since 2002.

Dr. Tran has a distinguished engineering career, having served as Director and Vice President of Research, Development and Engineering and Systems Business Unit Manager at PCO, Inc., a manufacturer of fiber optic products.  He has worked at research and development centers for TRW ElectroOptic Research Center and Bell Laboratories.  He earned his Ph.D. in electrical engineering from the University of Western Australia.

The appointments of Dr. Tran and Mr. Otto are effective immediately.  Mr. Otto will continue to serve as interim CFO until Mr. Boyer joins the Company on August 21, 2006.

Conference Call Information:

OCP will hold a conference call to discuss the third quarter 2006 financial results on Thursday, July 27 at 1:30 pm Eastern Time (10:30 am Pacific Time).  To listen to the conference call, please dial (866) 238-0826 (US/Canada) or (703) 639-1158 (International) and use the participant code “OCP 2006 3rd Quarter Earnings Call” approximately five minutes prior to the start time.  The link to the webcast will be available on OCP’s website at www.ocp-inc.com under the Investor Information section and will be archived for future reference.

A replay of the conference call may be accessed approximately three hours after the call through August 26, 2006, by dialing (888) 266-2081 (US/Canada) (703) 925-2533 (International) and using access code is 940136.

About Optical Communication Products:

OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP’s subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks.  Its strategy calls for more comprehensive product offerings, a balance between growth and industry-leading financial strength, and concerted penetration of global markets.  For more information visit OCP’s web site at www.ocp-inc.com or the www.globalprovince.com link to Investor Digest.

OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.25% of OCP’s outstanding capital stock as of June 30, 2006.  OCP currently has approximately 370 employees.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of GigaComm, such as (i) our ability to obtain required approvals by regulatory agencies, (ii) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (iii) our ability to successfully integrate the operations of GigaComm with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iv) our ability to implement future business and acquisition strategies, and (v) our ability to retain personnel of GigaComm; and (C) factors relating to doing business in Taiwan, such as (i) risks relating to political and diplomatic issues between Taiwan and The People's Republic of China, (ii) risk of natural disasters in Taiwan, such as earthquakes and typhoons, (iii) economic and regulatory developments, (iv) potential difficulty in enforcing agreements and recovering damages for their breach, (v) exposure to greater risk of misappropriation of intellectual property, (vi) disruption of air transportation from Asia, (vii) changes in tax laws, tariffs and freight rates, (viii) difficulty of managing global operations, including staffing and managing foreign operations, (ix) differing labor regulations, and (x) foreign currency risk. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

Philip F. Otto, Chief Executive Officer
Optical Communication Products, Inc.
(818) 251-7157

Paul Kranhold or Ron Low

Citigate Sard Verbinnen

(415) 618-8750

Optical Communication Products, Inc.
Statements Of Operations
(In thousands, except per share data)

                                              Three Months Ended June 30,                   Nine Months Ended June 30,
                                       ------------------------------------------    -----------------------------------------
                                              2006                  2005                    2006                 2005
                                       --------------------  --------------------    -------------------  --------------------
                                           (Unaudited) (Unaudited)

Revenue                                 $          14,913     $          13,621       $         51,003     $          41,172

Cost of Revenue                                    11,557                 8,300                 34,965                25,849
                                       --------------------  --------------------    -------------------  --------------------
Gross Profit                                        3,356                 5,321                 16,038                15,323
                                       --------------------  --------------------    -------------------  --------------------

Operating expenses:

        Research and development                    2,521                 3,510                  8,280                11,155
        Sales and marketing                         1,203                 1,120                  3,705                 3,574
        General and administrative                  1,612                 1,219                  5,551                 3,660
                                       --------------------  --------------------    -------------------  --------------------

Total expenses                                      5,336                 5,849                 17,536                18,389
                                       --------------------  --------------------    -------------------  --------------------

Loss from operations                               (1,980)                 (528)                (1,498)               (3,066)
                                       --------------------  --------------------    -------------------  --------------------

Other income, net                                   1,702                   996                  4,588                 2,433
                                       --------------------  --------------------    -------------------  --------------------

Income (loss) before income taxes                    (278)                  468                  3,090                  (633)

Income tax provision                                  159                     -                    298                     -
                                       --------------------  --------------------    -------------------  --------------------

Net income (loss)                       $            (437)    $             468       $          2,792     $            (633)
                                       ====================  ====================    ===================  ====================

Basic earnings (loss) per share         $           (0.00)    $            0.00       $           0.02     $           (0.01)
                                       ====================  ====================    ===================  ====================
Diluted earnings (loss) per share       $           (0.00)    $            0.00       $           0.02     $           (0.01)
                                       ====================  ====================    ===================  ====================

Basic Shares Outstanding                          113,347               112,927                113,187               112,868
                                       ====================  ====================    ===================  ====================
Diluted Shares Outstanding                        113,347               113,754                114,040               112,868
                                       ====================  ====================    ===================  ====================

Optical Communication Products, Inc.
Balance Sheets
(In thousands, except share and per share data)

                                                                                June 30,           September 30,
                                                                            -----------------     ----------------
ASSETS                                                                            2006                 2005
                                                                            -----------------     ----------------
                                                                              (Unaudited)
Current Assets:
  Cash and cash equivalents                                                  $        82,443       $       83,975
  Marketable securities                                                               64,660               64,645
  Accounts receivable less allowance for doubtful accounts:                            8,500                9,481
  $303 at June 30, 2006 and $426 at September 30, 2005
  Inventories                                                                         21,260               15,318
  Income taxes receivable                                                              1,200                    -
  Deferred income taxes                                                                  651                    -
  Prepaid expenses and other current assets                                              961                1,017
                                                                            -----------------     ----------------
Total current assets                                                                 179,675              174,436

Property, plant and equipment, net                                                    23,222               24,914
Intangible assets, net                                                                 1,002                  902
                                                                            -----------------     ----------------

Total                                                                        $       203,899       $      200,252
                                                                            =================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                           $         3,436       $        3,169
  Accounts payable to related parties                                                  3,405                4,095
  Accrued bonus                                                                        1,394                1,916
  Other accrued expenses                                                               2,917                2,434
  Income taxes payable                                                                     -                  130
                                                                            -----------------     ----------------
Total current liabilities                                                             11,152               11,744
                                                                            -----------------     ----------------

Other long-term liabilities                                                                -                  200

Stockholders' equity:
  Class A - common stock, $.001 par value; 200,000,000 shares authorized,
    47,371,178 shares and 46,903,871 shares issued
    and outstanding at June 30, 2006 and September 30, 2005,                              47                   47
    respectively.
  Class B - common stock $.001 par value; 66,000,000 shares authorized,
    66,000,000 shares issued and outstanding at March 31, 2006
    and September 30, 2005                                                                66                   66
  Additional paid-in capital                                                         134,671              133,024
  Retained earnings                                                                   57,963               55,171
                                                                            -----------------     ----------------
          Total stockholders' equity                                                 192,747              188,308
                                                                            -----------------     ----------------

Total                                                                        $       203,899       $      200,252
                                                                            =================     ================